                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                   Distribution Date: 11/15/2002

Section 5.2 - Supplement                                     Class A         Class B      Collateral                  Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                  0.00           0.00           0.00                      0.00

(ii)    Monthly Interest Distributed                           2,740,833.33     160,416.67      96,067.71              2,997,317.71
        Deficiency Amounts                                             0.00           0.00                                     0.00
        Additional Interest                                            0.00           0.00                                     0.00
        Accrued and Unpaid Interest                                                                  0.00                      0.00

(iii)   Collections of Principal
        Receivables                                           84,240,599.34   4,786,397.69   6,700,956.77             95,727,953.80

(iv)    Collections of Finance Charge Receivables              7,242,411.58     411,500.66     576,100.92              8,230,013.16

(v)     A ggregate Amount of Principal Receivables                                                                31,983,204,325.05

                                          Investor Interest  550,000,000.00  31,250,000.00  43,750,000.00            625,000,000.00
                                          Adjusted Interest  550,000,000.00  31,250,000.00  43,750,000.00            625,000,000.00

                                               Series
         Floating Investor Percentage                  1.95%         88.00%          5.00%          7.00%                   100.00%
         Fixed Investor Percentage                     1.95%         88.00%          5.00%          7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                 Current                                                                                                     95.71%
                 30 to 59 days                                                                                                1.43%
                 60 to 89 days                                                                                                1.03%
                 90 or more days                                                                                              1.83%
                                                                                                               --------------------
                                          Total Receivables                                                                 100.00%

(vii)   Investor Default Amount                                2,625,800.40     149,193.20     208,870.49              2,983,864.09

(viii)  Investor Charge-Offs                                           0.00           0.00           0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00           0.00           0.00

(x)     Net Servicing Fee                                        458,333.33      26,041.67      36,458.33                520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                       10.07%

(xii)   Reallocated Monthly Principal                                                 0.00           0.00                      0.00

(xiii)  Closing Investor Interest (Class A Adjusted)         550,000,000.00  31,250,000.00  43,750,000.00            625,000,000.00

(xiv)   LIBOR                                                                                                              1.80000%

(xv)    Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment
        Proceeds                                                                                                               0.00

(xx)    Principal Investment Funding
        Shortfall                                                                                                              0.00

(xxi)   Available Funds                                        6,784,078.25     385,458.99     539,642.59              7,709,179.83

(xxii)  Certificate Rate                                           5.98000%       6.16000%       2.55000%

----------------------------------------------------------------------------------------------------------------------------------


      By:
             --------------------------
      Name:  Patricia M. Garvey
      Title: Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3
                                                   Distribution Date: 11/15/2002

Section 5.2 - Supplement                                     Class A         Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                  0.00           0.00           0.00                       0.00

(ii)    Monthly Interest Distributed                           2,434,132.89     141,813.47      71,962.82               2,647,909.18
        Deficiency Amounts                                             0.00           0.00                                      0.00
        Additional Interest                                            0.00           0.00                                      0.00
        Accrued and Unpaid Interest                                                                  0.00                       0.00

(iii)   Collections of Principal Receivables                  63,101,263.34   3,585,279.91   5,019,581.93              71,706,125.18

(iv)    Collections of Finance Charge
         Receivables                                           5,425,000.82     308,237.04     431,548.19               6,164,786.05

(v)     Aggregate Amount of Principal
         Receivables                                                                                               31,983,204,325.05

                                         Investor Interest   411,983,000.00  23,408,000.00  32,772,440.86             468,163,440.86
                                         Adjusted Interest   411,983,000.00  23,408,000.00  32,772,440.86             468,163,440.86

                                             Series
        Floating Investor Percentage                  1.46%          88.00%          5.00%          7.00%                    100.00%
        Fixed Investor Percentage                     1.46%          88.00%          5.00%          7.00%                    100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                   Current                                                                                                    95.71%
                   30 to 59 days                                                                                               1.43%
                   60 to 89 days                                                                                               1.03%
                   90 or more days                                                                                             1.83%
                                                                                                              ---------------------
                                        Total Receivables                                                                    100.00%

(vii)   Investor Default Amount                                1,966,882.05     111,754.06     156,461.62               2,235,097.73

(viii)  Investor Charge-Offs                                           0.00           0.00           0.00                       0.00

(ix)    Reimbursed Investor
        Charge-Offs/Reductions                                         0.00           0.00           0.00

(x)     Net Servicing Fee                                        343,319.17      19,506.67      27,310.37                 390,136.20

(xi)    Portfolio Yield (Net of Defaulted
         Receivables)                                                                                                         10.07%

(xii)   Reallocated Monthly Principal                                                 0.00           0.00                       0.00

(xiii)  Closing Investor Interest (Class A
         Adjusted)                                           411,983,000.00  23,408,000.00  32,772,440.86             468,163,440.86

(xiv)   LIBOR                                                                                                               1.80000%

(xv)    Principal Funding Account Balance                                                                                       0.00

(xvii)  Accumulation Shortfall                                                                                                  0.00

(xviii) Principal Funding Investment Proceeds                                                                                   0.00

(xx)    Principal Investment Funding Shortfall                                                                                  0.00

(xxi)   Available Funds                                        5,081,681.65     288,730.37      404,237.82              5,774,649.85

(xxii)  Certificate Rate                                           7.09000%       7.27000%        2.55000%

-----------------------------------------------------------------------------------------------------------------------------------



      By:
             ------------------------------
      Name:  Patricia M. Garvey
      Title: Vice President